EXHIBIT 4(c)

                              INSILCO HOLDING CO.
                           Direct Investment Program



               Section 1. Purpose. The purpose of the Insilco Holding Co. Direct Investment Program is to promote the interests of Insilco Holding Co. (the "Company") and its stockholders by retaining exceptional executive personnel and other key employees of the Company and its Subsidiaries and motivating such individuals by enabling them to participate in the long-term growth and financial success of the Company.

               Section 2.  Definitions.   As used in the Plan, the following
terms shall have the meanings set forth below:

               "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; provided that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

               "Board" shall mean the Board of Directors of the Company.

               "Cause" means, unless otherwise defined in any Employment Agreement or Award Agreement:

           (a) a Participant's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness);

           (b) a Participant's conviction of a felony arising from or any act of fraud, embezzlement, or willful dishonesty by the Participant in relation to the business or affairs of the Company or any other felonious conduct on the part of the Participant that is materially detrimental to the best interests of the Company;

           (c) a Participant being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or

           (d) any other willful act which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant's breach of the provisions of any non-competition, non-solicitation or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant.

               Notwithstanding the foregoing, no action or failure to act will constitute "Cause" if the Participant believed in good faith that such action or failure to act was in the best interest of the Company.

               "Code" means the Internal Revenue Code of 1986, as the same may be amended, and the rules and regulations promulgated thereunder.

               "Committee" means a committee of the Board designated by the Board to administer the Plan. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

               "EBITDA" means the consolidated operating income of the Company, plus (or minus) any income (or losses) from investments (excluding equity income from Thermalex), plus depreciation, plus amortization, plus (or minus) any unusual, non-recurring losses (or gains). The Committee may, in good faith, establish such rules and policies as necessary or appropriate for the calculation of EBITDA pursuant to the formula set forth above for purposes of the Plan.

               "Employee" means an employee of the Company or any Subsidiary.

               "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended, and the rules and regulations promulgated thereunder.

               "Fair Market Value" means, with respect to a Share or other security of the Company, as of the date of determination, (i) if on the date of determination such Shares or securities are Publicly Traded, the average of the reported high and low sale prices of a Share or such other security on such exchange or market as is the principal trading market for such Shares or securities on the date of such determination (or, if such date is not a trading date, the last preceding trading date) and (ii) if on the date of determination such Shares or securities are not Publicly Traded, the amount determined as of the close of the calendar quarter immediately preceding the date of determination pursuant to the following formula: the quotient of (x)(A) a multiple of 6.3 times the last 12 months' EBITDA, minus (B) the sum of the consolidated debt of the Company and the accreted value of all outstanding preferred stock of the Company, plus (C) a multiple of 9.0 times the last 12 months' equity in net income of subsidiaries of the Company, divided by (y) the aggregate number of shares of all classes of common stock of the Company outstanding, determined on a fully diluted basis, as of the close of the calendar quarter immediately preceding the date of determination.

               "Investors' Agreement" means the Investors' Agreement dated as of August 14, 1998 among (i) the Company and (ii) DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership ("DLJMB"), DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, UK Investment Plan 1997 Partners, a Delaware partnership, DLJ First ESC, L.P., a Delaware limited partnership and DLJ ESC II, L.P., a Delaware limited partnership, (each of the foregoing, a "DLJ Entity", and collectively, the "DLJ Entities"), and 399 Venture Partners, Inc., a wholly owned subsidiary of CitiBank, N.A. ("CVC").

               "Participant" means any Employee selected by the Committee to become an investor under the Plan (and to the extent applicable, any heirs, legatees or legal representatives thereof).

               "Permitted Transferee" means, for purposes of this Plan:

          (i) in the case of any DLJ Entity, (A) any other DLJ Entity, (B) any general or limited partner of any DLJ Entity (a "DLJ Partner"), and any Affiliated Employee Benefit Trust or Person that is an Affiliate of any DLJ Partner (collectively, the "DLJ Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJ Entity or of any DLJ Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJ Associates"),
     (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only DLJ Entities, DLJ Affiliates, DLJ Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJ Entities, DLJ Affiliates or DLJ Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York; and

          (ii) in the case of CVC, (A) any nominee or trustee for or any general or limited partner or shareholder of CVC, and any Person that is an Affiliate of CVC (collectively, the "CVC Affiliates"), (B) any managing director, general partner, limited partner, employee, officer or director of CVC or a CVC Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (B) (collectively, "CVC Associates"), (C) a "Co-Investment Scheme" being a scheme under which certain officers, employees or partners of CVC or of its adviser or manager are entitled (as individuals or through a body corporate or any other vehicle) to acquire shares which CVC would otherwise acquire and a Co-Investment Scheme which holds shares for a body corporate or other vehicle may Transfer their shares to another body corporate or another vehicle which holds or is to hold shares for the Co-Investment Scheme or the officers, employees or partners entitled to the shares under the Co-Investment Scheme and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only CVC, CVC Affiliates, CVC Associates, their spouses or their lineal descendants.

               "Person" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means this Insilco Holding Co. Direct Investment Program.

               "Publicly Traded" means, with respect to any security, that (i) the security is of a class that is listed or quoted for trading on a national exchange or NASDAQ or a similar national trading or quotation system and (ii) the aggregate market capitalization with respect to such class of securities, based on last sale price or last quoted asked price reported on such exchange or trading system, is $25,000,000.00, excluding all shares of such class of securities beneficially owned by any DLJ Affiliate or any CVC Affiliate or any employee of the Company or Insilco.

               "Public Offering" means an underwritten public offering of Registrable Securities of the Company occuring after August 17, 1998 pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form).

               "Purchase Agreement" shall mean a written agreement executed by an Employee evidencing the purchase of Shares under the Plan. Unless otherwise provided by the Committee, the Purchase Agreement to be used for the purchase of Shares by Employees under the Plan shall be substantially in the form attached as Exhibit A hereto.

               "Purchase Price" shall have the meaning set forth in Section
6(b).

               "Registrable Securities" means at any time any Shares or Warrants and any securities issued or issuable in respect of such Shares or Warrants by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Shares or Warrants has been declared effective by the SEC and such Shares or Warrants have been disposed of pursuant to such effective registration statement, (ii) such Shares or Warrants are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Shares or Warrants are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares or Warrants not bearing the legend required pursuant to the Investors' Agreement and such Shares or Warrants may be resold without subsequent registration under the Securities Act.

               "Securities Act" means the Securities Act of 1933, as the same may be amended, and the rules and regulations promulgated thereunder.

               "Shares" means shares of common stock, $0.001 par value, of the Company or such other securities as may be designated by the Committee from time to time

               "Significant Event" means the first to occur of:

          (i) any "person" (as such term is used in Section 3(a)(9) and 13(d)(3) of the Exchange Act) other than (A) the DLJ Entities, CVC and/or their respective Permitted Transferees or (B) any "group" (within the meaning of such Section 13(d)(3)) of which any of the DLJ Entities, CVC and/or any of their respective Permitted Transferees is a part, acquires, directly or indirectly, by virtue of the consummation of any purchase, merger or other combination, securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote with respect to matters submitted to a vote of the stockholders generally;

          (ii) the consummation of a Public Offering which results in the DLJ Entities, CVC, and/or their respective Permitted Transferees ceasing to have beneficial ownership of securities of the Company representing, in the aggregate, at least 45% of the combined voting power of the Company's then outstanding voting securities entitled to vote with respect to matters submitted to a vote of the stockholders generally;

          (iii) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds ( 2/3) of the directors then comprising the Incumbent Board shall be, for purposes of this clause (iii), considered as though such person were a member of the Incumbent Board;

          (iv) the approval by the shareholders of the Company of a plan or agreement providing (A) for a merger or consolidation of the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or be being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a plan of complete liquidation of the Company. If any of the events enumerated in this paragraph (iv) occurs, the Board shall determine the effective date of the Significant Event resulting therefrom for purposes of this Agreement;

          (v) a sale or transfer by the Company or any of its Subsidiaries of more than 50%, in value, all of the consolidated assets of the Company and its Subsidiaries to an entity which is not an Affiliate of the Company prior to such sale or transfer;

          (vi) August 17, 2008; or

          (vii) any other event or circumstance determined by the Board to constitute a Significant Event.

               "Stockholder" means each Person (other than the Company) who shall be a party to or bound by the Investors' Agreement, whether in connection with the execution and delivery thereof, pursuant to Section 3.03 or Section
6.05 thereof, or otherwise, so long as such Person shall beneficially own any Company securities..

               "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

               "Termination Date"means, with respect to an Employee, the last date on which the Employee performs services for the Company and its Subsidiaries in exchange for compensation as an employee.

               "Warrants" means the warrants issued by the Company to Stockholders for the purchase of an aggregate of 110,453 Shares (subject to adjustment as provided for herein).

               Section 3.  Administration.

               (a) Authority of Committee. The Plan shall be administered by the Committee or by the Board as a whole, if no Committee has been constituted. All references to the powers and responsibilities of the Committee set forth in this Plan shall be deemed to be references to the Board if no Committee has been constituted. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by Purchase Agreements; (iii) determine the terms and conditions of any Purchase Agreement; (iv) determine whether, to what extent, and under what circumstances Purchase Agreements may be amended or terminated and Shares acquired thereunder may be reacquired or transferred; (v) interpret and administer the Plan and any Purchase Agreement or other instrument or agreement relating to, or made under, the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

               (b) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Purchase Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Purchase Agreement, any shareholder and any Employee.

               Section 4.  Shares Available for Purchase Agreement.

               (a) Shares Available. The number of Shares which may be issued under the Plan shall be 22,916.

               (b) Sources of Shares. Any Shares delivered pursuant to a Purchase Agreement may be either authorized and unissued shares, or previously issued shares, held in the treasury of the Company.

               Section 5. Eligibility. Subject to the provisions of the Plan and contractual restrictions affecting the Company, the Committee shall have sole and complete authority to determine the Employees eligible to purchase Shares hereunder, the number of Shares available for purchase by each such Participant, the Purchase Price therefor and the conditions and limitations applicable to such purchase, the duration of the period during which, and the conditions under which, such Shares may be repurchased by the Company, and the other terms and conditions of the related Purchase Agreements. In selecting Employees who may become Participants and determining the number of Shares available for purchase by each such Participant, the Committee may take into consideration any factors it may deem relevant, including its estimate of the Employee's present and potential contributions to the success of the Company and its Subsidiaries.

               Section 6.  Share Purchases.

               (a) Purchase. Subject to (i) execution of a Purchase Agreement by the Company and an Employee and (ii) compliance with such other conditions as the Committee shall in its sole discretion require, such Employee shall be entitled to purchase the number of Shares set forth opposite such Employee's name on Exhibit B hereto. Additional Employees shall be entitled to purchase Shares available under the Plan as determined by the Committee.

               (b) Purchase Price. Unless otherwise determined by the Committee, the price at which each Share under the Plan may be purchased (the "Purchase Price") shall be $45.00.

               (c) Payment. No Shares shall be delivered hereunder until payment in full of the Purchase Price therefor is received by the Company.

               Section 7. Restriction on Shares. Unless otherwise determined by the Committee and explicitly provided under the original or amended terms of the applicable Purchase Agreement, each Share issued under the Plan shall be subject to the following restrictions:

               (a) Restriction on Transfer. Except as provided in Section 7(b) below, prior to the earlier of (i) a Significant Event or (ii) the date occurring 60 days after a Participant's Termination Date, the Shares acquired by the Participant under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant.

               (b) Call and Put Right. Except as otherwise provided herein, upon the occurrence of a Significant Event or a termination of a Participant's employment with the Company and its Subsidiaries for any reason or cause (whether at the instance of the Participant or the Company or due to the Participant's retirement, disability or death), then during the sixty-day period following such Significant Event or the Participant's Termination Date, as the case may be, (i) the Company or its designee shall have the option and right, exercisable at the Company's sole discretion, to purchase from the Participant (or in the event of the Participant's death, the Participant's estate) all or a portion of the Shares acquired by the Participant under the Plan, and the Participant (or the Participant's estate) shall have the obligation to sell such Shares to the Company or its designee and (ii) the Participant (or in the event of the Participant's death, the Participant's estate) shall have the option and right, exercisable at the sole discretion of the Participant (or the Participant's estate), to sell to the Company all or a portion of the Shares acquired by such Participant under the Plan, and the Company shall have the obligation to purchase such Shares from the Participant (or the Participant's estate). In the event of the Participant's termination of employment by reason of the Participant's death, the sixty-day period shall be extended by thirty days (i.e., an aggregate period of ninety days) solely for purposes of clause (ii) above. Notwithstanding the foregoing or anything else to the contrary, if a Significant Event occurs on August 17, 2008 and as of such date the Shares are Publicly Traded, the put and call rights described above shall be null and void.

               (c) Repurchase Price. The purchase price payable for each Share purchased and sold pursuant to Section 7(b) shall be (i) in the event of a Significant Event or a termination of the Participant's employment for any reason or cause other than a termination by the Company or a Subsidiary for Cause, the Fair Market Value of such Share as of the date of purchase, and
(ii) in the event of a termination of the Participant's employment by the Company or a Subsidiary for Cause, the lesser of the Fair Market Value of such Share as of the date of purchase or $45.00

               (d) Repurchase Notice. A party electing to exercise its right under Section 7(b) shall do so by delivering written notice (a "Purchase Notice") to the other party to such effect within the period set forth in
Section 7(b). For purposes of this Section 7, the "date of purchase" shall mean the third business day following the receipt of such Purchase Notice by such other party. Payment of the purchase price may be made in cash or by certified check; provided that if the terms of any agreement to which the Company is a party, or any of the indentures governing any debt securities issued by the Company or any of its Subsidiaries would prohibit the Company from effecting such payment, payment may be effected through a promissory note having such commercially reasonable terms as may be determined by the Company in its reasonable discretion and an interest rate equal to the interest rate that would be payable by the Company on a loan taken by the Company as of the date of the issuance of such note under the Company's then current bank revolving credit facility or, if no such facility is then in place, an interest rate equal to the rate payable by the Company on incremental borrowing from a commercial bank at the time of issuance of such note, provided further that in any event such note shall become due at such time as the prohibitions described above shall lapse.

               Section 8.  Amendment and Termination.

               (a) Amendments to and Termination of the Plan. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Purchase Agreement shall be entered into thereunder after, August 17, 2008. Subject to any contractual restrictions affecting the Company, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

               (b) Amendments to Purchase Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Purchase Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant under any Purchase Agreement shall not to that extent be effective without the consent of the affected Participant.

               Section 9.  General Provisions.

               (a) No Rights to Participation. No Employee, Participant or other Person shall have any claim to be granted the opportunity to purchase any Shares hereunder, and there is no obligation for uniformity of treatment of Employees or Participants. The terms and conditions of Purchase Agreements need not be the same with respect to each recipient.

            (b) Share Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order reflect the restrictions imposed under Section 7 and to comply with the requirements of the Securities Act, any state securities laws or any other applicable laws and the restrictions imposed under Section 7. All certificates for Shares or other securities of the Company or any Affiliate issued under the Plan pursuant to any Purchase Agreement shall be subject to such delivery restrictions and stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Purchase Agreement or the rules, regulations and other requirements of the SEC or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations.

               (c) Execution of Purchase Agreement. No Shares shall be issued hereunder unless and until a Purchase Agreement shall be executed by the Company and the Participant.

               (d) No Limit on Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of awards (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

               (e) No Rights to Employment. Nothing in this Plan or in any Purchase Agreement shall confer on any individual any right to continue in the employ of the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate his or her employment at any time, subject to any obligations under any Employment Agreement covering the Participant.

               (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Purchase Agreement shall be determined in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

               (g) Severability. If any provision of the Plan or any Purchase Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Purchase Agreement, or would disqualify the Plan or any Purchase Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Purchase Agreement, such provision shall be stricken as to such jurisdiction, Person or Purchase Agreement and the remainder of the Plan and any such Purchase Agreement shall remain in full force and effect.

               (h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under a Purchase Agreement if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration violates any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant. Without limiting the generality of the foregoing, no Purchase Agreement shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal securities laws and any other laws to which such offer, if made, would be subject.

               (i) No Trust or Fund Created. Neither the Plan nor any Purchase Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to a Purchase Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

               (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Purchase Agreement, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

               Section 10. Effective Date. The Plan shall be effective as of August 17, 1998.



                                                                     Exhibit A

                       FORM OF SHARE OF PURCHASE AGREEMENT
                               INSILCO HOLDING CO.

                               PURCHASE AGREEMENT

                                 Pursuant To The

                               INSILCO HOLDING CO.
                            DIRECT INVESTMENT PROGRAM


                         Purchase Date: August 17, 1998

                        Name of Participant: Participant

                         Number of Shares: Coinvestment

                        Purchase Price Per Share: $ 45.00

                      Aggregate Purchase Price: $ Aggregate

               Insilco Holding Co., a Delaware corporation (the "Company"), hereby sells to the above-named Participant (the "Participant"), and Participant hereby purchases from the Company, that number of Shares (the "Shares") set forth above for the Aggregate Purchase Price set forth above, pursuant to the terms of the Insilco Holding Co. Direct Investment Program (the "Plan") and this Agreement.

               Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The Shares shall be subject to the restrictions, terms and conditions set forth in the Plan and the terms and conditions set forth below:

            1. Payment of Purchase Price. The Aggregate Purchase Price set forth above for the Shares shall be payable by Participant to the Company upon the execution hereof in cash. Payment in currency or by check, bank draft, cashier's check, postal money order or wire transfer shall be considered payment in cash provided any such instrument is honored upon presentation.

            2. Participant Representations. The Participant represents and warrants to the Company as follows:

           (a) Investment Intent. The Participant is acquiring the Shares for investment purposes only, solely for his/her own account, and not with a view to, or for resale in connection with, any distribution thereof.

           (b) Financial Risk. The Participant's financial situation is such that the Participant can afford to bear the economic risk of holding the Shares acquired hereunder for an indefinite period of time, the Participant has adequate means for providing for his needs and contingencies and can afford to suffer the complete loss of the investment in the Shares.

           (c) Knowledge and Experience. The Participant's knowledge and experience in financial and business matters are such that he/she is capable of evaluating the merits and risks of the investment in the Shares, or the Participant has been advised by a representative possessing such knowledge and experience.

           (d) Speculative Investment. The Participant understands that the Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein.

           (e) Careful Review. The Participant and his/her representatives, including his/her professional, financial, tax and other advisors, have carefully reviewed all documents available to them in connection with the investment in the Shares, and the Participant understands and has taken cognizance of all the risks related to such investment.

           (f) Information Provided to Participant. The Participant and his/her representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the acquisition of the Shares and related matters and to obtain all additional information which the Participant or his/her representatives deem necessary.

           (g) Information Provided to the Company. All information which the Participant has provided to the Company and its representatives concerning the Participant and his/her financial position is true, complete and correct, and the Participant agrees to promptly notify the Company if at any time this ceases to be the case.

            3. Transfer Restrictions and Company Repurchase Right. The Shares shall be subject to the following restrictions, terms and conditions regarding the sale and transfer of the Shares:

           (a) Transfer Restriction. Except as provided in Section 3(b) below, prior to the earlier of (i) a Significant Event or (ii) the date occurring sixty days after the Participant's Termination Date, the Shares acquired by the Participant hereunder may not be sold, transferred, assigned, pledged, hypothecated, attached or otherwise alienated or encumbered by the Participant, unless approved in writing by the Committee.

           (b) Call and Put Rights. Except as otherwise provided below, if a Significant Event occurs prior to August 17, 2008 or the Participant's employment with the Company and its Subsidiaries terminates for any reason or cause (whether at the instance of the Participant or the Company or due to the Participant's retirement, disability or death), then during the sixty-day period following such Significant Event or the Participant's Termination Date, as the case may be, (i) the Company or its designee shall have the option and right, exercisable at the Company's sole discretion, to purchase from the Participant (or in the event of the Participant's death, the Participant's estate) all or a portion of the Shares acquired by the Participant under the Plan, and the Participant (or the Participant's estate) shall have the obligation to sell such Shares to the Company or its designee and (ii) the Participant (or in the event of the Participant's death, the Participant's estate) shall have the option and right, exercisable at the sole discretion of the Participant (or the Participant's estate), to sell to the Company all or a portion of the Shares acquired by such Participant under the Plan, and the Company shall have the obligation to purchase such Shares from the Participant (or the Participant's estate). In the event of the Participant's termination of employment by reason of the Participant's death, the sixty-day period shall be extended by thirty days (i.e., an aggregate period of ninety days) solely for purposes of clause (ii) above. Notwithstanding the foregoing or anything else to the contrary, if a Significant Event occurs on August 17, 2008 and as of such date the Shares are Publicly Traded, the put and call rights described above shall be null and void.

           (c) Repurchase Price. The purchase price payable for each Share purchased and sold pursuant to Section 3(b) above shall be (i) in the event of a Significant Event or a termination of the Participant's employment for any reason or cause other than a termination by the Company or a Subsidiary for Cause, the Fair Market Value of such Share as of the date of purchase, and
(ii) in the event of a termination of the Participant's employment by the Company or a Subsidiary for Cause, the lesser of the Fair Market Value of such Share as of the date of purchase or $45.00.

           (d) Repurchase Notice. A party electing to exercise its right under Section 3(b) above shall do so by delivering a written Purchase Notice to the other party to such effect within the period set forth in Section 3(b) above. For purposes of this Section 3, the "date of purchase" shall mean the third business day following the receipt of such Purchase Notice by such other party. Payment of the purchase price may be made in cash or by certified check; provided that if the terms of any agreement to which the Company is a party, or any of the indentures governing any debt securities issued by the Company or any of its Subsidiaries would prohibit the Company from effecting such payment, payment may be effected through a promissory note having such commercially reasonable terms as may be determined by the Company in its reasonable discretion and an interest rate equal to the interest rate that would be payable by the Company on a loan taken by the Company as of the date of the issuance of such note under the Company's then current bank revolving credit facility or, if no such facility is then in place, an interest rate equal to the rate payable by the Company on incremental borrowing from a commercial bank at the time of issuance of such note, provided further that in any event such note shall become due at such time as the prohibitions described above shall lapse.

            4. Certificates. Certificates issued in respect of Shares shall bear a legend stating that such Shares are subject to the transfer restrictions contained in the Plan and this Agreement (the "Restrictive Legend") and such other legends as the Company shall deem appropriate in light of the restrictions applicable to such Shares and the applicable securities laws. Such Certificates shall be registered in the name of the Participant, but such Certificates and the related stock powers shall remain in the physical custody of the Company or its designee until the restrictions imposed under Section 3 above have lapsed. The Company may impose stop transfer instructions with respect to the Shares in accordance with the restrictions imposed under Section 3 above. At the time that the restrictions imposed under Section 3 lapse in full, the Company shall revoke any stop transfer instruction and shall remove the Restrictive Legend from the Share Certificates and deliver such Certificates, together with the related stock power, to the Participant within three business days of a receiving notice after the Participant's request for such delivery.

            5. Shareholder Rights. Notwithstanding the restrictions imposed under Section 3 above, the Participant shall be the record owner of the Shares and, accordingly, shall be entitled to all rights of a common stockholder of the Company (subject to Section 3 above), including, without limitation, voting rights and rights to cash and in-kind dividends and distributions with respect to the Shares.

            6. No Employment Rights. This Purchase Agreement does not confer on the Participant any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant's employment at any time, subject to any obligations under any Employment Agreement covering the Participant.

             7. Interpretations. This Purchase Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Board and/or the Committee shall be binding and conclusive upon the Participant and his legal representatives on any question arising hereunder. The Participant acknowledges that any powers, rights or responsibilities of the Board and/or the Committee set forth herein may be delegated to and exercised by any subcommittee thereof as permitted under the Plan.

            8. Notices. All notices hereunder to the party shall be delivered or mailed to the following addresses:

                  If to the Company:

                  Insilco Holding Co.
                  c/o DLJ Merchant Banking Partners II, L.P.
                  277 Park Avenue
                  New York, New York  10172
                  Attention: William Dawson
                  Fax: (212) 892-7272

                  and

                  Insilco Holding Co.
                  425 Metro Place North,
                  5th Floor
                  Dublin, Ohio 43017
                  Attention: General Counsel
                  Fax: (614) 791-3195

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: John W. Buttrick
                  Fax:  (212) 450-4800

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice;

               If to the Participant, to the last known address of the Participant in the records of the Company and with a copy to:

                  Baker & Hostetler LLP
                  65 East State Street, Suite 2100
                  Columbus, Ohio 43215-4260
                  Attention: Richard J. Helmreich
                  Fax:  (614) 462-2616

               Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

            9. Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

           10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

           11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the undersigned have caused this Purchase Agreement to be duly executed as of the date first above written.

                              INSILCO HOLDING CO.


                              By:___________________________
                                 Name:
                                 Title:


                              Participant:


                              ______________________________
                              Name: Participant Signature




                                                                 Exhibit B

                         SHARES ALLOTTED FOR PURCHASE

                                          Number of
            Name                           Shares
            ----                          ---------

Robert L. Smialek                              17,095
David Aronowitz                                500
Kenneth H. Koch                                55
Steven Smith                                   2,844
Frederick Stewart                              1,100
Betty Thomas                                   222
Bruce Barron                                   1,000
Matthew Connell                                100